UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 16, 2007

QPC LASERS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28153	20-1568015
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15632 Roxford Street, Sylmar, California		91342
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 986-0000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

(a) Between April 16 and April 19, 2007, QPC Lasers, Inc., a Nevada corporation (the “Company”) entered into securities purchase agreements (the “Securities Purchase Agreement”) with certain investors (the “Investors”), pursuant to which the Company issued the Investors secured convertible debentures in the aggregate principal amount of $8,198,368 at an original issue discount of 10% (the “Secured Debentures”). The Secured Debentures are convertible into shares of the Company’s common stock (the “Common Stock”) at a initial conversion price of $1.05 per share, subject to customary adjustments as set forth therein and any applicable Milestone Adjustments as described below. In addition, the Company issued to the Investors five year warrants to purchase up to 11,711,955 shares of the Common Stock”) at an exercise price of $1.05 per share, subject to adjustment therein, including full-ratchet and other standard anti-dilution protection and any applicable Milestone Adjustments as described below (the “Warrants”). The aggregate purchase price for the Secured Debentures and the Warrants was $ 7,378,531 (the “Purchase Price”). The conversion price of the Secured Debentures and the exercise price of the Warrants may be adjusted downwards (“Milestone Adjustments”) if the Company fails to meet certain revenue projections for any one or more of the following periods (i) the nine (9) month period ending September 30, 2007, on (ii) the twelve (12) month period ending December 31, 2007 and (iii) the six (6) month period ending June 30, 2008. The effective date of the Securities Purchase Agreements is April 16, 2007 (the “Closing Date”).

The Purchase Price consisted of (i) $ 5,013,900 in cash, (ii) outstanding notes in the aggregate principal amount of $1,604,631 which were exchanged for Senior Debentures, (iii) promissory notes for the aggregate principal sum of $300,000 payable to the Company, that are due in 30 days and (iv) promissory notes for the aggregate principal sum of $460,000 payable to the Company, that are due in 45 days. The Company paid the following fees (including fees for advisors, placement agents and finders) in connection with the financing: (i) $404,068 in cash, (ii) Warrants to purchase up to 158,286 of Common Stock, and (iii) 100,000 shares of Common Stock.

The Secured Debentures have a term of 2 years and pay interest at the rate of 10% per annum. If certain “Equity Payment Conditions” (as defined in the Secured Debentures) have been met on each of the 10 trading days immediately preceding the date of payment of Interest Payment Shares (as defined below) and provided that interest is paid timely, the Company may pay the interest payable on a portion of the Secured Debentures with registered, free-trading shares of Common Stock (“Interest Payment Shares”) with an attributed value per share equal to 85% of the market price as calculated on the date that such interest is due to be paid thereunder, or as calculated on the date that such Interest Payment Shares are delivered to the Investor, whichever is less. The Interest Payment Shares will be issued pro rata among those Investors who had not previously instructed the Company that they will not accept shares in lieu of cash for interest. The Company will have the right to redeem all or a portion of the Secured Debentures if certain Equity Payment Conditions have been met for each of the prior 20 trading days, and the market price of the Common Stock for each of the prior 20 trading days exceeds 250% of the initial conversion price of $1.05 per share. In addition, if for each of any 20 consecutive trading days the Equity Payment Conditions have been met and the market price of the Common Stock for each of the prior 20 trading days exceeds 300% of the initial conversion price of $1.05 per share, then the Company may force the conversion of the Secured Debentures by providing the Investors a 20 trading day advance notice notifying the Investors that the Company has elected to force each Investor to convert all or a specified portion of the Secured Debenture held by such Investor. For so long as the Investors hold any of the Secured Debentures of the Company, if the Company enters into a subsequent financing with another individual or entity (the “Third Party”) on terms that are more favorable to the Third Party, then the agreements between the Company and the Investors shall be amended to include such better terms. While the Secured Debentures are outstanding, the Investors shall also have a pro rata right of participation in any future financings by the Company.

Upon the occurrence of certain “Events of Failure” as defined in the Secured Debentures, the Company shall be obligated to pay liquidated damages to the Investors in an amount equal to 18% per annum (“Debenture Failure Payments”) of the aggregate outstanding principal amount of the Investors’ Secured Debentures on each day (or the maximum rate allowed under applicable law, whichever is less) after the Event of Failure until the Event of Failure is cured, accruing daily and compounded monthly.

Upon the occurrence of certain “Events of Default” as defined in the Secured Debentures, the Secured Debentures shall become immediately due and payable and the Company shall be obligated to pay the Investors an amount (the “Default Amount”) equal to the greater of (i) 115% times the sum of (x) the aggregate outstanding principal amount of the Secured Debentures plus (y) all accrued and unpaid interest thereon for the period beginning on the issue date and ending on the date of payment of the Default Amount, plus (z) any accrued and unpaid Debenture Failure Payments and other required cash payments, if any (the outstanding principal amount of the Secured Debentures on the date of payment plus the amounts referred to in (y) and (z) is collectively known as the “Default Sum”), or (ii) (a) the number of shares of Common Stock that would be issuable upon the conversion of such Default Sum, without giving any effect to any ownership limitations on the conversion of the Secured Debentures contained therein, multiplied by (b) the greater of the Closing Price (as defined therein) for the Common Stock on the default notice date or (ii) the Closing Price on the date the Company pays the Default Amount.

The Company and the Investors entered into a Security Agreement on April 16, 2007 (the “Security Agreement”) to secure the Secured Debentures with the Company’s right, title and interest to the common stock of Quintessence Photonics Corporation, a wholly owned subsidiary of the Company which owns all of the Company’s operating assets.

The Warrants may be exercised using cash, bank or cashiers check or wire transfer. The Warrants also contain a cashless exercise option, which may only be elected if on the date of exercise, there is no current registration statement then in effect that covers the resale of the shares of Common Stock to be issued upon the exercise of the Warrant. Upon the occurrence of certain “Events of Default” (defined in the Warrant), the Investors shall have the option, exercisable through the delivery of written notice to the Company, to request that the outstanding amount of the Warrants be immediately redeemed by the Company.

Upon the occurrence of certain “Events of Failure” as defined in the Warrants, the Company agrees to pay the Investors liquidated damages (“Warrant Failure Payments”) in an amount equal to 18% per annum (or the maximum rate permitted by applicable law, whichever is less) of the Black-Scholes value (as defined therein) of the remaining unexercised portion of the Warrants, which shall accrue daily from the date of such Event of Failure through and including the date of payment in full. Such Warrant Failure Payments shall be made in immediately available funds on or before the 5th day of each month following a month in which such Warrant Failure Payments accrued.

The Common Stock issuable upon exercise of the Warrants and conversion of the Secured Debentures are eligible for certain registration rights under the terms of a certain Registration Rights Agreement (the “Registration Rights Agreement”). Under the terms of the Registration Rights Agreement, the Company agreed to prepare and file with the United States Securities and Exchange Commission (“SEC”) a Registration Statement on Form SB-2 to register the shares of Common Stock issuable upon conversion of the Secured Debenture and Warrant Shares (the “Registrable Securities”) and to use its best efforts to cause such Registration Statement relating to the Registrable Securities to become effective no later than 120 days after the Closing Date. Liquidated Damages of 18% per annum based on the aggregate outstanding principal amount of the Secured Debenture for initial effectiveness failure apply subject to Rule 144 limitations. The Investors were also granted piggy-back registration rights pursuant to the Registration Rights Agreement.

A copy of the form of Securities Purchase Agreement, Secured Debenture, Warrant, Registration Rights Agreement and Security Agreement are filed as exhibits hereto.

Item 3.02	Unregistered Sales of Equity Securities.

(a) The information included under Item 2.03 with respect to the issuance of the Warrants and Secured Debentures is incorporated under this Item 3.02.

The Company sold the Secured Debentures and the Warrants in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D as promulgated by the SEC under the Securities Act of 1933, as amended (the “Securities Act”), based upon the following: (i) each of the Investors provided information to the Company confirming that such Investor is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and that such Investor has such knowledge and expertise in financial and business matters that it is capable of evaluating the merits and risks of the investment in the securities; (ii) all Investors were solicited through direct contact and no means of general solicitation was employed in connection with the offering; (iii) the Investors acknowledged that all securities being purchased were “restricted securities” for purposes of the Securities Act, and agreed to transfer or sell such securities only in a transaction registered under the Securities Act, exempt from registration under the Securities Act, or to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act) of the Investor who is an accredited investor, and (iv) legends were placed on each of the Warrants and Secured Debentures setting forth the restrictions on transfer applicable to such securities.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Securities Purchase Agreement
99.2	Secured Debenture
99.3	Warrant
99.4	Registration Rights Agreement
99.5	Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QPC LASERS, INC.

Dated: April 20, 2007	By:	/s/ George Lintz
George Lintz
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Securities Purchase Agreement
99.2	Secured Debenture
99.3	Warrant
99.4	Registration Rights Agreement
99.5	Security Agreement